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                                                                    EXHIBIT 5.01

                                 March 7, 2001

Transmeta Corporation
3940 Freedom Circle
Santa Clara, California 95054

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 to be filed by Transmeta Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about the date hereof (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 9,045,135 shares of the Company's Common Stock (the "STOCK") which are subject to issuance by the Company upon (a) the exercise of stock options granted or to be granted, the award of stock bonuses, or the purchase of restricted stock under the Company's 2000 Equity Incentive Plan, as amended (the "2000 EQUITY INCENTIVE PLAN"), (b) the exercise of stock options granted or to be granted under the Company's 2000 Employee Stock Purchase Plan, as amended (the "2000 PURCHASE PLAN"), and (c) the exercise of stock options granted by the Company pursuant to stock option agreements (the "STOCK OPTION AGREEMENTS"). In rendering this opinion, we have examined the following.

     (1) the Company's Second Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on November 11, 2000.

     (2) the Company's Restated Bylaws, certified by the Company's Secretary on October 26, 2000.

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

     (4)  the Prospectuses prepared in connection with the Registration
          Statement.

     (5) the minutes of meetings and actions by written consent of the stockholders, Board of Directors, and Chief Executive Officer that are contained in the Company's minute books and the minute books of Transmeta Corporation, a California corporation ("TRANSMETA CALIFORNIA") to which the Company is the successor, that are in our possession.

     (6) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent dated March 6, 2001, verifying the number of


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          the Company's issued and outstanding shares of capital stock as of such date and a summary of option and warrant holders respecting the Company's capital stock and of any rights to purchase such capital stock, which was prepared by the Company and dated March 6, 2001, verifying the number of such issued and outstanding securities).

     (7) a management certificate addressed to us, dated of even date herewith, and executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, the records and the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will not have been made subject to any Commission stop order and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that (a) the 6,520,946 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the award of stock bonuses, or the purchase of restricted stock under the 2000 Equity Incentive Plan, (b) the 1,304,189 shares of Stock that may be issued and sold by the Company upon the exercise of

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stock options under the 2000 Purchase Plan, and (c) the 1,220,000 shares of
Stock that may be issued and sold by the Company upon the exercise of the Stock Option Agreements, when issued, sold, and delivered in accordance with the applicable plan, stock option agreement, and/or purchase agreement to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof, and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                     Very truly yours,

                                     FENWICK & WEST LLP

                                     By: /s/ MARK A. LEAHY
                                        ------------------------
                                        Mark A. Leahy, a Partner


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